UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 1, 2015

                           DIVERSIFIED RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)

         Nevada                          None                   98-0687026
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(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303) 797-5417

                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

     On July 1, 2015, the Company commenced a Private Offering of its Series A Preferred Stock and Warrants.

     The Preferred Shares and Warrants will be sold as Units, at a price of $10,000 per Unit. Each Unit consists of 10,000 shares of the Company's Series A Preferred Stock and 2,500 Warrants. Each Warrant allows the holder to purchase one share of the Company's common stock at a price of $1.50 per share at any time on or before July 31, 2018. A maximum of 600 Units will be sold.

     Each Series A Preferred Share will be entitled to a dividend of $0.10 per share, payable annually, in cash, with the first dividend payable twelve months following the closing of the offering. Dividends not paid will cumulate. At the Company's option, dividends may be paid in shares of the Company's common stock. If dividends are to be paid in shares of common stock, the number of shares to be issued in payment of the dividend will be determined by dividing the amount to be paid by the average closing price of the Company's common stock for the 10 trading days which precede the dividend payment date by five trading days.

     At the holder's option, the Series A Preferred Shares are convertible, in increments of not less than 10,000 shares, into shares of the Company's common stock on the basis of one share of Preferred Stock for one share of the Company's common stock.

     The Series A Preferred Shares are redeemable, in whole or in part, at the Company's option, any time after 36 months from the date of the closing of the offering, upon 30 days' written notice and payment of $1.20, plus all accrued dividends for each share to be redeemed.

     Upon the Company's liquidation, dissolution or winding up, the holders of the Series A Preferred Shares will be entitled to receive, for each outstanding Series A Preferred Share, the sum of $1.00, plus any accrued and unpaid dividends, before any distribution or payment is made to the holders of the Company's common stock or any securities ranking junior to the Series A Preferred Shares.

     The Preferred Shares and Warrants will be offered and sold to accredited investors only.

     The Preferred Shares and Warrants will not be registered under the Securites Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 21, 2015

                                    DIVERSIFIED RESOURCES, INC.


                                    By: /s/ Paul Laird
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                                        Paul Laird, Chief Executive Officer